UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendments to 2005 Equity and Performance Incentive Plan, As Amended

On May 20, 2014, the Board of Directors of Pinnacle Entertainment, Inc. (the “Company”) approved amendments to the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, as amended (the “2005 Plan”).

The amendments to the 2005 Plan provide that immediately prior to a change of control (as defined in the 2005 Plan), all outstanding options and stock appreciation rights shall vest and become fully exercisable, all restricted stock and restricted stock units shall vest, and all performance share and performance share units shall be deemed earned and payable at target and become fully vested. The amendments to the 2005 Plan govern all future equity awards and equity awards granted prior to May 20, 2014. The amendments to the 2005 Plan make other non-material changes.

The foregoing description is qualified in its entirety by the full text of the 2005 Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Form of Indemnification Agreement

On May 20, 2014, the Board of Directors of the Company approved a form of indemnification agreement to be entered into with the Company’s directors and executive officers. The indemnification agreement requires the Company, among other things, to indemnify the director or executive officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, reasonably incurred by the individual in connection with any action, suit or proceeding by reason of the fact that the individual was a director or executive officer of the Company, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by the Company.

The foregoing description of the form of indemnification agreement for directors and executive officers is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On May 20, 2014, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).

(b) At the Annual Meeting, the stockholders of the Company (i) elected seven directors to serve for the coming year on the Company’s Board of Directors; (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2014 fiscal year.

The following are the final voting results as to the three proposals submitted at the Annual Meeting.

Proposal One: Proposal to elect seven directors to serve for the coming year on the Company’s Board of Directors. The final vote tabulation for each of the individual directors was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Stephen C. Comer	44,115,627	123,013	1,985,423	4,588,562
Richard J. Goeglein	44,209,815	28,905	1,985,343	4,588,562
Bruce A. Leslie	44,141,133	98,525	1,984,405	4,588,562
James L. Martineau	43,586,083	650,475	1,987,505	4,588,562
Desirée Rogers	44,213,510	26,106	1,984,447	4,588,562
Anthony M. Sanfilippo	44,173,712	63,445	1,986,906	4,588,562
Jaynie M. Studenmund	44,109,893	129,237	1,984,933	4,588,562

Proposal Two: Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. The final vote tabulation was as follows:

For	Against	Abstain	Broker Non-Votes
42,281,623	672,993	3,269,447	4,588,562

Proposal Three: Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2014 fiscal year. The final vote tabulation was as follows:

For	Against	Abstain	Broker Non-Votes
48,719,205	104,737	1,988,683	—

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended.

Exhibit 10.2	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: May 21, 2014	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Legal Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended.

Exhibit 10.2	Form of Indemnification Agreement.